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                                                                   EXHIBIT 11.2

                   APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                 CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                         SIX MONTHS ENDED
                                                                           JUNE 30, 2000
                                                                       -------------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                                21,413,362
       Weighted average shares issued during six months
       ended June 30, 2000 (3,011,266 shares)                                    2,058,694
                                                                           ----------------
                                                                                23,472,056
                                                                           ===============

Net loss                                                                   $   (23,897,000)
                                                                           ================

Loss per share attributable to common stockholders                         $         (1.02)
                                                                           ================

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(1)  For a discussion of loss per share, see Note D of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended June 30, 2000.

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